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Exhibit 4.44

FIRST SUPPLEMENTAL INDENTURE

        THIS FIRST SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of August 19, 2005, by and among Harrah's Operating Company, Inc., a Delaware corporation (the "Company"), Harrah's Entertainment, Inc., a Delaware corporation (the "Guarantor"), and U.S. Bank National Association, a national banking association, as trustee under the indenture referred to below (the "Trustee").

W I T N E S S E T H

        WHEREAS, reference is hereby made to that certain Indenture (the "Original Indenture," and together with this Supplemental Indenture, the "Indenture"), with respect to the Company's 5.625% Senior Notes due 2015 (the "Notes");

        WHEREAS, in accordance with Section 9.1 of the Original Indenture, the Company and the Trustee may amend the Indenture without the consent of any Noteholder to make any change that does not adversely affect the rights of any Noteholder;

        WHEREAS, the Guarantor and the Company desire to amend the Indenture in accordance with Section 9.1; and

        WHEREAS, the execution and delivery of this Supplemental Indenture has been duly authorized by the parties hereto, and all other acts necessary to make this Supplemental Indenture a valid and binding supplement to the Original Indenture effectively amending the Original Indenture as set forth herein have been duly taken.

        NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Guarantor and the Trustee mutually covenant and agree as follows:

        1.     Capitalized Terms. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Indenture. Unless the context otherwise requires, all references to the Indenture shall mean the Indenture as supplemented hereby.

        2.     Amendments to the Indenture.

          (a)   The second paragraph of Section 2.1 of the Indenture is amended and restated in its entirety to read as follows:

          "The Notes shall be in denominations of $2,000 and any integral multiple of $1,000. The Notes shall be denominated in U.S. dollars and all payments of principal and interest on the Notes shall be made in U.S. dollars."

          (b)   Section 3.3 of the Indenture is amended and restated in its entirety to read as follows:

          "Section 3.3    Selection of Notes to be Redeemed.

          If less than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed in any manner that the Trustee deems fair and appropriate. The Trustee shall make the selection from Notes outstanding not previously called for redemption. The Trustee may select for redemption portions of the principal of Notes that have denominations equal to or larger than $2,000. Notes and portions of them it selects shall be in amounts of at least $2,000 or whole multiples of $1,000 thereafter."

          (c)   Exhibit A of the Indenture is amended and restated in its entirety to read as attached hereto as Exhibit A.

        3.     Ratification and Effect. Except as hereby expressly amended, the Indenture is in all respects ratified and confirmed and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

        Upon and after the execution of this Supplemental Indenture, each reference in the Indenture to "this Indenture", "hereunder", "hereof" or words of like import referring to the Indenture shall mean and be a reference to the Indenture as modified hereby.

        4.     New York Law To Govern. This Supplemental Indenture shall be governed by the laws of the State of New York without regard to the conflict of law principles that would result in the application of any law other than the law of the State of New York.

        5.     Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

        6.     Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

2

        IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

Harrah's Operating Company, Inc., a Delaware corporation
By:	/s/ STEPHEN H. BRAMMELL
	Name:	Stephen H. Brammell
	Title:	Senior Vice President, General Counsel and Corporate Secretary
Harrah's Entertainment, Inc., a Delaware corporation
By:	/s/ STEPHEN H. BRAMMELL
	Name:	Stephen H. Brammell
	Title:	Senior Vice President, General Counsel and Corporate Secretary
U.S. Bank National Association, as Trustee
By:	/s/ JOEL GEIST
	Name:	Joel Geist
	Title:	Vice President

EXHIBIT A

FORM OF NOTE

[Insert Global Notes Legend, if applicable to the provisions of the Indenture]

[Insert Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

No.:

CUSIP No.:	Principal Amount: $

HARRAH'S OPERATING COMPANY, INC.

5.625% Senior Notes due 2015
Payment of principal, interest and premium, if any, unconditionally guaranteed by

HARRAH'S ENTERTAINMENT, INC.

Harrah's Operating Company, Inc., a Delaware corporation (hereinafter called the "Company", which term includes any successor under the Indenture referred to below), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of                        DOLLARS ($                        ) on June 1, 2015 ("Maturity"), and to pay interest thereon from May 27, 2005 or from the most recent date to which interest has been paid or duly provided for, semi-annually on June 1 and December 1 of each year (each, an "Interest Payment Date"), commencing December 1, 2005 and at Maturity, at the rate of 5.625% per annum, until the principal hereof is paid or duly made available for payment. Interest on this Note shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date for such interest, which shall be the May 15 or November 15 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest plus, to the extent permitted by law, any interest payable on the defaulted interest, to the Persons who are the registered Holders of the Notes on a subsequent special record date. The Company shall fix the record date and the payment date. At least 30 days before the record date, the Company shall mail to the Trustee and to each Holder a notice that states the record date, the payment date and the amount of interest to be paid. The Company may pay defaulted interest in any other lawful manner.

        If any Interest Payment Date, Redemption Date or Maturity Date of any of the Notes is not a Business Day, then payment of principal and interest will be made on the next succeeding Business Day. No interest will accrue on the amount so payable for the period from such Interest Payment Date, Redemption Date or Maturity Date, as the case may be, to the date payment is made.

        Under certain circumstances the Company may be required to pay Additional Interest as provided in the Indenture.

        Payment of the principal of and the interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, interest may be paid by check mailed to the address of the Person entitled thereto as such address shall appear in the register or by wire transfer to an account maintained by the payee located in the United States of America.

        This Note is one of a duly authorized issue of Notes of the Company (herein called the "Notes") issued and to be issued under an Indenture dated as of May 27, 2005 (herein called, together with all indentures supplemental thereto, the "Indenture") among, the Company, Harrah's Entertainment, Inc. and U.S. Bank National Association, as trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the Notes of the series designated on the face hereof, limited in aggregate principal amount to $750,000,000, subject to the Company's ability to issue additional notes as provided in the Indenture.

        The Notes are senior obligations of the Company. The Indenture imposes certain limitations on the ability of the Company to, among other things, create or incur liens and make certain sale-leaseback transactions. The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or convey, transfer or lease substantially all of the property of the Company.

        The Notes are subject to redemption prior to the Maturity Date of the principal thereof as provided in the Indenture.

        If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

        The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes issued under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Notes issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

        No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note, at the time, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

        As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the register upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for the purpose in any place where the principal of and interest on this Note are payable, duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. The Notes are issuable only in registered form without coupons in the denominations of $2,000 and integral multiples of $1,000. As provided in the Indenture and subject to certain limitations set forth therein, the Notes are exchangeable for a like aggregate principal amount of Notes of authorized denominations as requested by the Holders surrendering the same.

        No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith, other than in certain cases provided in the Indenture.

        Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

        The indenture contains provisions whereby (i) the Company may be discharged from its obligations with respect to the Notes (subject to certain exceptions) or (ii) the Company may be released from its obligations under specified covenants and agreements in the Indenture, in each case if the Company irrevocably deposits with the Trustee money or U.S. Government Obligations sufficient to pay and discharge the entire indebtedness on all Notes, and satisfies certain other conditions, all as more fully provided in the Indenture.

        This Note shall be governed by the law of the State of New York without regard to the conflict of law principles that would result in the application of any law other than the law of the State of New York.

        Capitalized terms used in this Note which are not defined herein shall have the meanings assigned to them in the Indenture.

        Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee under the Indenture by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

HARRAH'S OPERATING COMPANY, INC.
Name: Title:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION
This is one of the Notes of the series designated
therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

ASSIGNMENT FORM

FOR, VALUE RECEIVED, the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

the within Note and all rights thereunder, hereby irrevocably constituting and appointing                                                                                                                           Attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

Dated:

    Notice: The signature to this assignment must correspond with the name as it appears upon the face of the Note in every particular, without alteration or enlargement or any change whatever.

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee	Signature of Signature Guarantor

ABBREVIATIONS

        The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM—as tenants in common UNIF GIFT MIN ACT—                        Custodian

TEN ENT—as tenants by the entireties                        (Cust)                         (Minor)

JT TEN—as joint tenants with right of	Under Uniform Gifts to Minors
survivorship and not as	Act
tenants in common		(State)

Additional abbreviations may also be used though not in the above list.

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

        The following exchanges of a part of this Global Note for an interest in another Global Note or for a Certificated Note, or exchanges of a part of another Global Note or Certificated Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

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  Exhibit 4.44
FIRST SUPPLEMENTAL INDENTURE
  EXHIBIT A
FORM OF NOTE
ASSIGNMENT FORM
ABBREVIATIONS
SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE